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                                                                   EXHIBIT 10.20

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                               Under 17 CFR (S)(S) 200.80(b)(4),
                                                            200.83 and 240.24b-2
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                                  Advertising Agreement
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
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Go2Net                                                     Insertion Order # IL 4040-99-1311
999 Third Avenue Suite 4700                                Rep:   J. Lefebvre   Coordinator:  Josh V
Seattle, WA  98104                                         Date:  5/25/99
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Advertiser:  Mercata, Inc.                                 Parent Company:
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Advertising Contact:  Jerome Pache                         Agency N/A
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Contact's Telephone: 425-468-9800                          Fax: 425-468-9989
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Advertiser's Address:  110 110th Avenue East
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City: Bellevue       State/Province: WA                    Zip/Postal Code:  98004        Country: USA
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Billing Address:  110 110th Ave East, Bellevue, WA 98004
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Billing Contact: Accounts Payable - Pete Crouch            Telephone: 425-468-9800
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Billing email address:  petec@mercata.com
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URL Advertisement is to be linked to: www.mercata.com
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Email address of ad created contact: Randy Nargi - randyn@mercata.com
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Alt Text:
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Advertising Package:
-----------               -----------               ----------   ----------------
MC main page              MC Keywords   StockSite   Go2net ROS   Silicon investor   HyperMart
-----------               -----------               ----------   ----------------
                          -----------                            ----------------
MC run-of-site             Marketplace   PlaySite    MetaSpy      MC Marketplace     WebMarket
                          -----------                            ----------------
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
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Start Date:  6/7/99                                        End Date:  3/7/2000
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Keywords:  To be determined by Mercata, subject to availability
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Pricing:          Total Impressions:  [...***...] over term of contract*
                  Total Cost per Month:  Q1: [...***...]*. net/per month, Q2: [...***...]. net per Month, Q3: [...***...].
                  net per month
                  Revenue Share: Go2Net to receive [...***...] of Mercata's net sales derived from customer sessions originating directly through links from the Go2Net Network of sites. For purposes of this provision, "net sales" shall mean sales minus any shipping and handling charges, sales tax, and returns. * -- see impression guarantee.
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Billing Terms:  Net 20 Days, payable monthly.
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Advertiser's P.O. or Reference number for Invoicing:_____________________________________

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Contract Placements and details:

Go2Net will mange and maintain placement of all creative and links.  Mercata shall have the right to change keywords and any creative material as necessary.  Such changes shall be made within 3 business days.  If
Mercata finds any placement of its links or ads to be objectionable, Mercata shall provide prompt notice to
Go2Net, and Go2Net will work in good faith with Mercata to resolve any outstanding issues regarding placement.

Go2Net and Mercata will issue a joint press release announcing advertising agreement.  This press release which will not be issued without the consent of both parties.

BONUS IMPRESSIONS:  Go2Net will allocate to Mercata [...***...] of Go2Net Run of Network unused monthly inventory, subject to availability.
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* Confidential Treatment Requested

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Placement Detail

All ad and link placements shall appear as of the first day of each quarter in the manner specified below and, except as to MetaCrawler Keywords and banner ads, shall appear continuously throughout the time periods designated below.

1st Q =[...***...]* net/mo
(A) NEW - create a new category in the Shopping channel and Webmarket called "Group Buying" between Gift and Music. All current PowerBuys are listed under this category. Mercata will be the exclusive merchant in this Shopping Channel/WebMarket category through the terms of the contract.

(B) Shopping Channel Links - "Current PowerBuys from Mercata" located above the fold on each page view within the Shopping Channel.

(C) Shopping Channel Buttons - 120 X 60 buttons on each page view within the Shopping Channel.

(E) MetaCrawler Keywords - [...***...] available keyword impressions/Month

(F) WebMarket Front Page permanent Button or text link positioned above the fold - "Go to Mercata for PowerBuys of the day!"

2ND Q - [...***...] net/mo
In addition to previous period placements
(G) Silicon Investor Marketplace link - link to be placed in the top 5 Marketplace links over the term of the contract.

(H) 120x60 MetaCrawler Front page button - [...***...] impressions/Month

3rd Q - [...***...] net/mo
In addition to previous period placements
(X) MetaCrawler/Go2Net.com MarketPlace Text link to Mercata.com - link to be placed in the top 5 Marketplace links over the term of the contract.

(J) MetaCrawler Keywords - [...***...] additional keyword impressions/Month

(K) WebMarket Category Specific text links, located above the fold, in the following categories: Consumer Electronics, Department Stores, General Merchandise, Gifts, and Sporting Goods.

(L) Silicon Investor ROS 468x60 Banners - [...***...] impressions/Month (banners are located at the top of each page)

(M) Webmarket ROS 468x60 Banners - [...***...] impressions/Month (banners are located at the top of each page)
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                                                    Estimated Start Date: 6/7/99
Revenue Share:
Until such time as Mercata is able to track transaction revenue based on the origin of each customer visit, the revenue shares under this agreement shall be based on the percentage of Mercata's overall monthly net sales likely to have resulted from Go2Net links. This percentage will be calculated by Mercata based on the percentage of overall user sessions received through links from the Go2Net site. Such percentage will be applied to Mercata's overall net sales on a monthly basis to get the net sales permanently attributable to Go2Net. Go2Net's revenue share will be [...***...] of such presumed net sale. The parties agree not to artificially inflate the number of reported click throughs by their own visits to the linked web page or other inappropriate means.
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Impression Delivery Guarantee:
Go2Net agrees to guarantee Mercata [...***...] impressions over the course of this advertising agreement. Should Go2Net fail to deliver all [...***...] impressions prior to the expiration of this advertising agreement, Go2Net will deliver the remainder of the impressions owed within 90 days of the contract expiration at no extra charge.
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Reporting Confidentiality/Audit Rights:
Within 3 business days of the first of each month, Go2Net will provide Mercata with detailed monthly reports accurately stating the click through traffic from each Go2Net link to the Mercata site on a daily basis, as well as all impressions delivered. Within 10 days after receipt for such reports, Mercata will provide Go2Net with monthly reports accurately stating overall user sessions per month and overall sales, and will present Go2Net with calculations specifying the portion of net sales presumably attributable to Go2Net (per the formula above), upon which the [...***...] revenue share will be applied. Mercata's overall traffic, sales data and customer information is highly confidential and proprietary to Mercata. As such, Go2Net agrees to hold all such information in strict confidence and only use it for the purposes of reviewing the revenue share calculations provided by Mercata. Either party shall have the right, at its own expense and upon reasonable notice, to audit reports supplied by the other party and the party supplying the reports in question shall cooperate in good faith to facilitate any audit that is requested.
Mercata may utilize a third-party partner to track and report transaction revenue and make payments to Go2Net. In this matter, Go2Net agrees to work in good faith with Mercata to negotiate an amendment to this agreement so that it will be consistent with this third-party's tracking and payment practices.
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* Confidential Treatment Requested

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Cancellation:
Go2Net will require 6 months of this contract to be completed before Mercata may cancel. After 5 months has been completed, Mercata would be required to provide Go2Net with 30 day written notice of contract cancellation.
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Advertising Agreement Terms and Conditions

The advertiser named on this Advertising Order attached hereto ("Order") desires to have certain material developed and published on the World Wide Web/Internet by Go2Net, Inc. ("Go2Net") upon the terms and conditions set forth herein and on the terms and conditions set forth in the Advertising Order attached hereto (together, this "Agreement").

Billing

Mercata will be invoiced on the 1st of each month for the term of this advertising agreement. Payment will be net 20 days terms. A late charge of 1.5 percent per month of the outstanding balance will be applied to each payment not made within 20 days from receipt of the invoice. All non-sufficient fund checks will be subject to a $50 charge.

Accounts billing less than $500 per month require a $500 pre-pay in order the launch the campaign. All subsequent invoices will be billed in advance, either in $500 increments, or for the remaining balance of the campaign.

If keywords are being purchased exclusively, the cost per month for these keywords will vary according to actual impressions delivered. This may exceed or fall short of the estimated cost per month quoted in this agreement.

Go2Net shall have the right to hold Advertiser and/or its agency or agent jointly and severally liable for such monies Go2Net is due and payable on publication of the advertisement. If payments are not made in a timely manner Go2Net, at its option, may terminate this Agreement.

Materials
---------

All materials that Advertiser desires to have Go2Net place online are subject to Go2Net's approval. Got2Net expressly reserves the right, at its sole discretion and at any time, to reasonably cancel any Advertising Order or reject any advertising material, including withdrawing any advertising material which are currently on display or have previously been published. If any advertising materials are withdrawn or canceled, prior to display, Go2Net's only obligation to Advertiser will be to refund any fees paid to advance for the canceled advertising.

Termination, Representatives, Warranties and Indemnitees
--------------------------------------------------------

The terms of the advertising shall be as set forth on the Advertising Order incorporated above. Either party may terminate this Agreement at any time in the event of a material breach by the other party, which remains uncured after thirty days written notice thereof. Notice shall be deemed to have been received five days after mailing such notice if sent by first class mail or on the day transmitted if sent by facsimile transmission. For any reason other than a material breach by Go2Net, Advertiser may not terminate this agreement except as specified above. Advertiser is solely responsible for any legal
-------------------------
liability arising out of or relating to the material, including keywords, that Advertiser desires to have Go2Net place online for purposes of the advertising ("Advertising Material") or any Web site linked to from such Advertising Material. Advertiser represents and warrants that the Advertising Material it seeks to have Go2Net place online and any Web site linked to from such Advertising Material complies with all local, state, federal and foreign regulations and laws; and that the use reproduction, distribution, or transmission, of the Advertising Material will not violate the rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, de_____, invasion of privacy or rights of celebrity, violation of any anti-discriminatory law or regulation, or any other right of any person or entity. Advertiser agrees to indemnity Go2Net and to hold Go2Net harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Go2Net, arising out of or related to Advertiser's breach of any of the foregoing representations and warranties.

Go2Net is not responsible or liable for any errors in content or omissions or consequences, damages, costs, refunds or rebates of any kind arising from any interruption of service or other unavailability of the Internet or Web site in which the advertising is displayed for whatever reason.

Go2Net makes no representations or warranties relating to the results of Advertiser's advertising by means of the Internet, including without limitation, the number of page views or click-throughs such advertising will receive and any promotional effect thereof.

Press Releases
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Neither an Advertiser nor its agency will make or lease any external press statement regarding the terms of this Agreement unless (a) it has received the express written consent of Go2Net or Mercata which will not be unreasonably
                                     -------
withheld or (b) it is required to do so by Law or the rules of any securities market.

                                         Advertiser Initials _________

Dispute Resolution
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This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its conflicts of laws rules. Any dispose or controversy arising under or related to this Agreement shall be adjudicated in a court of competent jurisdiction within the City of Seattle, State of Washington. The parties hereto each hereby waive any jurisdiction, venue and inconvenient forum objections to any state or federal court sitting in the City of Seattle, Washington.

This Agreement supersedes and replaces any existing written or oral agreements between Go2Net and Advertiser and may be modified only in writing signed by both parties. Any failure by Go2Net or Mercata to enforce any provision of this Agreement shall not constitute a waiver of any

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term hereof. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the enforceability of the remaining provisions shall not be affected.

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We ask that all ad banners/buttons be sent to Go2Net in email as attached files. The email should also include:

1)  the alt tag(s) desired for banner(s)
2)  the url(s) the ad(s) should be linked to
3) If ad(s) correspond to specific keywords, a detailed listing of which ad(s) corresponds to which word(s) is also required.
4)  Specific text for any keyword textlinks.

Send ads to:/s/ Jackie                                 @Go2Net.com
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Private URL for checking ad delivery and click-throughs will be provided when ad goes live.
Please send all payments and direct any billing questions attn: Accounts
Receivable.
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AD SPECS:
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
MetaCrawler:
Banner:  230x33; 6k file size
Banner: 468x60; 12k file size                    Note:   Please submit one creative per 1 million
Square (portal) 125x125; 8k file size                          impressions.  Review
Marketplace: 120x60; 6k file size                                  ad specs at
PlaySite                                                 www.go2net.com/ads/adspecs.htm
Banner: 468x60; 12k file size
Go2Net consent (StockSite/Useless Pages):
Banner: 468x60; 12k file size
Square (portal): 125x125

We ONLY accept image advertising in GIF, JPEG, and HTML format to be run on the Go2Net sites.  No shockwave, cgi script, real audio, image maps, pull-down means, or Java.

                               Advertiser's Initials_______________  Go2Net  /s/ EC
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Must Select One:
Ads will be served (please check one):

[X]from Go2Net's servers
[ ]by advertiser
[ ]by agency
[ ]by 3rd party ________________________________ (specify)

The undersigned is legally empowered to enter into this Agreement and agrees to be bound by the terms and conditions of this Agreement. Sign contract and
                                                         -----------------
return to Go2Net, Inc.
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Advertiser:

Signature: /s/Dennis J. Shepard         Title: Chief Operating Officer
           -----------------------             ----------------------------

Print Name: Dennis J. Shepard           Date:  June 2, 1999
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Go2Net, Inc.

Signature:  /s/  Ethan K. Caldwell      Title: GM
          -------------------------           -----------------------------

Print Name:  Ethan K. Caldwell          Date: 6-2-99
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